UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2026

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

AIMCO OP L.P.

(Exact name of registrant as specified in its charter)

Maryland (Apartment Investment and Management Company)	1-13232	84-1259577
Delaware (Aimco OP L.P.)	0-56223	85-2460835
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

4582 SOUTH ULSTER STREET

SUITE 1450, DENVER, CO 80237

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (833) 373-1300

NOT APPLICABLE

(Former name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Apartment Investment and Management Company Class A Common Stock	AIV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the exchange act. ☐

Item 8.01 Other Events.

On February 9, 2026, Apartment Investment and Management Company (“Aimco”) announced a $1.45 per share liquidating distribution, to be paid on March 13, 2026, to stockholders of record as of February 27, 2026. Aimco also provided an update regarding the status of the Plan of Sale and Liquidation (the “Plan”). The update noted, among other things, that as of February 9, 2026, Aimco has entered into agreements with four separate buyers to sell 12 properties at a gross price of approximately $680 million, with approximately $30 million of non-refundable deposits in place. Aimco provided an estimated range of liquidating distributions to be funded from the net proceeds of the properties currently under contract (“Expected 2Q Distributions”). A copy of the press release issued by Aimco on February 9, 2026, regarding the foregoing updates, is attached as Exhibit 99.1 and is incorporated herein by reference (the “Press Release”).

The estimated range of Expected 2Q Distributions reflected in the Press Release was derived, in part, from the estimated range of gross asset sales proceeds from the sales of the 12 properties under contract, less estimates for transaction costs, property level debt repayment, and the planned payoff of approximately $110 million of construction debt and preferred equity borrowings.

The preparation of the estimated ranges of liquidating distributions, including the estimated range of Expected 2Q Distributions as set forth in the Press Release, involved judgments and assumptions with respect to the sales of the 12 properties under contract and may not be realized. Aimco cannot assure shareholders that the actual amounts available for distribution to shareholders will be within the estimated ranges set forth in the Press Release.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

Exhibit No.	Description
99.1	Press Release, dated February 9, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” “forecast(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements, including those regarding the timing of asset sales and the timing and amount of capital expected to be returned to stockholders, are not guarantees of future performance, condition or results, and involve a number of known and unknown risks, uncertainties, and assumptions that may affect actual results or outcomes, including changes in market conditions, fluctuations in our stock price, our financial performance, regulatory changes, and general economic conditions. Readers should carefully review Aimco's financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Aimco’s Proxy Statement on Schedule 14A filed January 2, 2026, in Item 1A of Aimco's Annual Report on Form 10-K for the year ended December 31, 2024, and the section entitled “Risk Factors” in Part II, Item 1A of Aimco’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, as these filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. These forward-looking statements reflect management's judgment as of this date, and Aimco assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2026

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

/s/ H. Lynn C. Stanfield
H. Lynn C. Stanfield
Executive Vice President and Chief Financial Officer

AIMCO OP L.P.
By: Aimco OP GP, LLC, its general partner By: Apartment Investment and Management Company, its managing member

/s/ H. Lynn C. Stanfield
H. Lynn C. Stanfield
Executive Vice President and Chief Financial Officer